SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 14, 2005


                               Pacific Gold Corp.
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               (Exact Name of Registrant as Specified in Charter)


              Nevada                    000-32629            91-1997728
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  (State or Other Jurisdiction of    (Commission File       (IRS Employer
          Incorporation)                  Number)        Identification No.)


 157 Adelaide Street West, Suite 600, Toronto, Ontario, Canada     M5H 4E7
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           (Address of Principal Executive Offices)               (Zip Code)


     Registrant's telephone number, including area code   (416) 214-1483






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Item 5.02   Departure of Directors or Principal Officers, Election of Directors;
Appointment of Principal Officer

         On April 14, 2005, the Company appointed Mr. Robert Landau as the Chief Executive Officer of the Company and a director, and at the same time, Mr. Mitchell Geisler became the Chief Operating Officer of the Company. Mr. Geisler continues as the Treasurer and Secretary of the Company and a director.

         Mr. Landau has been the chief executive officer of the Company since April 2005. He has been the president and director of ZDG Investments Limited since May 1999. Mr. Landau's experience includes the founding and financing of development stage businesses. Previously, he was an Actuarial Consultant with a large multi-national consulting firm. He has a Bachelor of Commerce - Actuarial Science and Finance degree from the University of Toronto in Toronto, Ontario, Canada.

         Commencing May 1, 2005, the Company will compensate Mr. Landau by accruing $8,000 per month to be paid in shares of common stock calculated at the then market price, in arrears, to be issued at a mutually determined time, from time to time. The Company also entered into an employment arrangement with Mr. Geisler which provides for a $60,000 annual salary and accruing $2,000 per month to be paid in shares of common stock calculated at the then market price, in arrears, to be issued at a mutually determined time, from time to time. The foregoing shares will be issued under the 2002 Performance Equity Plan. In addition, the Company will grant options to Messrs. Landau and Geisler under the 2002 Performance Equity Plan in the amount of 300,000 and 250,000 shares, respectively, vesting over two years at six month intervals, at the market price on the date of grant.

         On December 31, 2004, the Company received loans totaling $1,683,993 including accrued interest from ZDG Investments Ltd., which owns 5,000 shares and is related to ZDG Holdings Inc., in order fund the business operations. These unsecured promissory notes bear 10% simple interest and are due June 30, 2005. Mr. Landau is the president of ZDG Investments Ltd. and ZDG Holdings, Inc. is majority owned by Mr. Landau's spouse.


Item 5.03. Amendments to Articles of Incorporation or By-Laws: Change in Fiscal Year

         On April 14, 2005, the board of directors, by resolution, designated the number of directors that constitutes the board to be two persons, and filled the vacancy created with Mr. Robert Landau.


Item 9.01.  Financial Statements and Exhibits

         (c) Exhibits

                99.01 Press Release dated April 19, 2005 announcing new officer and director.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 19, 2005                            Pacific Gold Corp.



                                                  By:  /s/ Mitch Geisler
                                                       -----------------------
                                                       Mitch Geisler
                                                       Chief Operating Officer







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